                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12



                        Healthcare Services Group, Inc.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                        HEALTHCARE SERVICES GROUP, INC.
                               3220 Tillman Drive
                                   Suite 300
                         Bensalem, Pennsylvania 19020

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                 May 30, 2000

                            ---------------------

To the Shareholders of
 HEALTHCARE SERVICES GROUP, INC.


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Healthcare Services Group, Inc. (the "Company") will be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 30, 2000, at 10:00 A.M., for the following purposes:

       1. To elect eight directors;

       2. To approve an amendment to the Company's 1995 Employee Stock Option Plan to increase the number of shares of Common Stock, $.01 par value (the "Common Stock") of the Company reserved for issuance thereunder from a maximum of 500,000 to 1,000,000;

       3. To approve and adopt the Company's 1999 Employee Stock Purchase Plan;

       4. To approve and adopt the Company's 1999 Deferred Compensation Plan;

       5. To approve an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock by 15,000,000 shares to 30,000,000 shares of Common Stock;

       6. To approve and ratify the selection of Grant Thornton LLP as the independent public accountants of the Company for its current fiscal year ending December 31, 2000; and

       7. To consider and act upon such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on April 17, 2000 will be entitled to notice of and to vote at the Annual Meeting.

     Please sign and promptly mail the enclosed proxy, whether or not you expect to attend the Meeting, in order that your shares may be voted for you. A return envelope is provided for your convenience.



                                      By Order of the Board of Directors


                                            DANIEL P. MCCARTNEY
                                        Chairman of the Board and
                                         Chief Executive Officer



Dated: Bensalem, Pennsylvania
     April 17, 2000

                         HEALTHCARE SERVICES GROUP, INC.
                               3220 Tillman Drive
                                    Suite 300
                          Bensalem, Pennsylvania 19020

                             ---------------------

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                 May 30, 2000

                            ---------------------
     This Proxy Statement is furnished to the Shareholders of Healthcare Services Group, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 30, 2000 at 10:00 A.M. At the Annual Meeting the shareholders will consider the following proposals: (1) to elect eight directors; (2) to approve an amendment to the Company's 1995 Employee Stock Option Plan (the "1995 Employee Plan") to increase the number of shares of Common Stock, $.01 par value (the "Common Stock") reserved for issuance from a maximum of 500,000 to 1,000,000; and (3) to approve and adopt the Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan"); and (4) to approve and adopt the Company's 1999 Deferred Compensation Plan (the "Deferred Compensation Plan"); and (5) to approve an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock by 15,000,000 shares to 30,000,000 shares of Common Stock; and (6) to approve and ratify the selection of Grant Thornton LLP as the independent public accountants of the Company for its current fiscal year ending December 31, 2000; and (7) to consider and act upon such other business as may properly come before the Annual Meeting.

     This Proxy Statement is being mailed to shareholders on or about April 21, 2000.

                           PROXIES; VOTING SECURITIES

     Only holders of Common Stock of record at the close of business on record of April 17, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 10,991,557 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

     All shares that are represented by properly executed proxies received prior to or at the meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies are received, such proxies will be voted FOR each of the proposals. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), if applicable, will be treated as shares that are present but which have not been voted.

     A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

     All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, telegraph or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, eight directors of the Company are to be elected, each to hold office for a term of one year. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named below to serve as directors until the next annual meeting of shareholders and until their successors have been chosen and qualify. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected directors. Brokers that do not receive instructions are entitled to vote for the election of directors.

     The nominees are as follows:

                             Name, Age, Principal Occupations
                            for the past five years and Current                                    Director
                           Public Directorships or Trusteeships                                     Since
                           ------------------------------------                                     -----
Daniel P. McCartney, 48, Chief Executive Officer and Chairman of the Board since 1977 ...........   1977

W. Thacher Longstreth, 79, elected to and a member of the Philadelphia City Council since
 1983; Vice Chairman of Packard Press, a printing firm for more than 5 years; Director of
 Tasty Baking Company, Delaware Management Company, Keystone Insurance Company and
 Micro League Multimedia, Inc. ..................................................................   1983(1)

Barton D. Weisman, 72, President and Chief Executive Officer of H.B.A. Corporation and
 H.B.A. Management, Inc., Florida based companies which own and/or manage nursing homes, for
 more than five years ...........................................................................   1983(2)

Joseph F. McCartney, 45, Regional Vice President of the Company for more than five years;
 brother of Daniel P. McCartney .................................................................   1983

Robert L. Frome, Esq., 62, Member of the law firm of Olshan Grundman Frome Rosenzweig &
 Wolosky LLP for more than five years; Director of NuCo2, Inc. ..................................   1983

Thomas A. Cook, 54, President and Chief Operating Officer of the Company for more than
  five years.....................................................................................   1987

Robert J. Moss, Esq., 62, President, Moss Associates, a law firm, for more than five
 years; Senior Assistant to United States Senator Arlen Specter for more than five years ........   1992(2)

John M. Briggs, CPA, 49, Partner of the certified public accounting firm of Briggs,
 Bunting & Dougherty, LLP since May 1997; Partner of certified public accounting firm of Tait,
 Weller & Baker from January 1980 to May 1997 ...................................................   1993(1)(2)

------------
(1) Member of Stock Option Committee.
(2) Member of Audit Committee.

    The Directors recommend a vote FOR all nominees.

                       BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met four times during the 1999 fiscal year. During 1999, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was director.

     The Board of Directors has established audit and stock option committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 1999 are described below:

       AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and quarterly reviews and evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and evaluates all public financial reporting documents of the Company. Messrs. Robert J. Moss, Barton D. Weisman and John M. Briggs currently are members of the Audit Committee. The Audit Committee met once during 1999.

       STOCK OPTION COMMITTEE. The Stock Option Committee (composed of non-employee directors) administers the Company's 1995 Employee Plan and the 1996 Non-Employee Directors' Plan, as amended and restated as of October 28, 1997, and options which may be granted outside of such Plans. With respect to the 1995 Employee Plan, the Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted. Mr. John M. Briggs and Mr. W. Thacher Longstreth comprise the Stock Option Committee. The Stock Option Committee met once during 1999.

     The Company does not have a nominating, executive or compensation committee. The functions customarily attributable to these committees are performed by the Board of Directors as a whole.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth information as of April 17, 2000, regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding shares of Common Stock, each director of the Company, the Company's executive officers as defined in Item 402(a)(3) of Regulation S-K and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                                                                            Amount and
                                                                             Nature of          Percent
                                                                            Beneficial            of
Name and Beneficial Owner or Group (1)                                       Ownership           Class
--------------------------------------                                 --------------------   ----------
  Lord, Abbett & Co. ...............................................         1,999,036(2)         18.2%
  Daniel P. McCartney ..............................................         1,429,659(3)         12.7%
  Wellington Management Company, LLP ...............................         1,091,900(4)          9.9%
  Pequot Capital Management, Inc. ..................................           876,100(5)          8.0%
  Dimensional Fund Advisors Inc. ...................................           776,358(6)          7.1%
  Rockefeller & Co., Inc. ..........................................           614,877(7)          5.6%
  Thomas A. Cook ...................................................           315,500(8)          2.8%
  Barton D. Weisman ................................................           140,990(9)          1.3%
  Joseph F. McCartney ..............................................            91,000(10)         (18)
  Robert L. Frome ..................................................            64,615(11)         (18)
  W. Thacher Longstreth ............................................            55,194(12)         (18)
  Robert J. Moss ...................................................            32,465(13)         (18)
  John M. Briggs ...................................................            38,830(14)         (18)
  Brian M. Waters ..................................................            71,000(15)         (18)
  James L. DiStefano ...............................................            20,750(16)         (18)
  Directors and Executive Officers as a group (10 persons) .........         2,255,003(17)        19.1%

------------
 (1) The address of Lord, Abbett & Co. is 90 Hudson Street, Jersey City, NJ 07302. The address of Daniel P. McCartney is 3220 Tillman Drive, Suite 300, Bensalem, PA 19020. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109. The address of Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, CT 06880. The address of Dimensional Fund Advisors Inc. ("Dimensional") is 1299 Ocean Avenue, Santa Monica, CA 90401. The address of Rockefeller & Co., Inc. is 30 Rockefeller Plaza, New York, NY 10112.

 (2) According to a Schedule 13G filed by Lord, Abbett & Co., dated February 1, 2000, it has sole voting power and dispositive power with respect to the 1,999,036 shares.

 (3) Includes incentive stock options to purchase 90,680 shares and nonqualified stock options to purchase 146,820 shares, all exercisable within sixty days of April 17, 2000. Also includes an aggregate of 125,000 shares that Mr. McCartney holds as a co-trustee for the benefit of his children. Mr. McCartney disclaims beneficial ownership of these shares. Mr. McCartney may be deemed to be a "parent" of and deemed to control the Company, as such terms are defined for purposes of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of his position as founder, director, Chief Executive Officer and principal shareholder of the Company. Daniel P. McCartney is the brother of Joseph F. McCartney.

 (4) According to a Schedule 13G filed by Wellington Management Company, LLP, dated February 9, 2000, it has shared dispositive power with respect to 1,091,900 shares (of which it has shared voting power with respect to 731,900 shares and does not have sole voting or dispositive power with respect to any shares).

 (5) According to a Schedule 13G filed by Pequot Capital Management, Inc. it has sole voting power and dispositive power with respect to the 876,100 shares.

 (6) According to a Schedule 13G filed by Dimensional, dated February 4, 2000, Dimensional, a registered investment advisor, may be deemed to have beneficial ownership of 776,358 shares of the Company's Common Stock as of December 31, 1999, all of which shares are held in portfolios of DFA Investment

     Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (7) According to a Schedule 13G filed by Rockefeller & Co., Inc., dated February 14, 2000, Rockefeller & Co., Inc. made such filing on behalf of certain clients for which it is the investment manager. None of such clients beneficially owns 5% or more of the outstanding Common Stock. Such clients have executed agreements granting Rockefeller & Co., Inc. full power with respect to all matters relating to the stock of the Company held by them.

 (8) Represents incentive stock options to purchase 84,333 shares and nonqualified stock options to purchase 231,167 shares, all exercisable within sixty days of April 17, 2000.

 (9) Includes nonqualified stock options to purchase 50,465 shares, all exercisable within sixty days of April 17, 2000.

(10) Represents incentive stock options to purchase 40,314 shares and nonqualified stock options to purchase 50,686 shares, all exercisable within sixty days of April 17, 2000.

(11) Includes nonqualified stock options to purchase 32,465 shares, all exercisable within sixty days of April 17, 2000.

(12) Includes nonqualified stock options to purchase 54,965 shares, all exercisable within sixty days of April 17, 2000.

(13) Represents nonqualified stock options to purchase 32,465 shares, all exercisable within sixty days of April 17, 2000.

(14) Includes nonqualified options to purchase 9,980 shares, all exercisable within sixty days of April 17, 2000.

(15) Represents incentive stock options to purchase 69,043 shares and nonqualified options to purchase 1,957 shares, all exercisable within sixty days of April 17, 2000.

(16) Represents incentive stock options to purchase 20,750 shares, all exercisable within sixty days of April 17, 2000.

(17) Includes 824,340 shares underlying options granted to said group of persons. All options are exercisable within sixty days of April 17, 2000.

(18) Less than 1% of the outstanding shares.


Directors' Fees

     The Company paid each director who is not an employee of the Company $500 for each regular meeting of the Board of Directors attended. Mr. Frome bills the Company at his customary rates for time spent on behalf of the Company (whether as a director or in the performance of legal services for the Company) and is reimbursed for expenses incurred in attending directors' meetings. The Company also granted options to non-employee directors to purchase an aggregate of 24,950 shares of Common Stock during the year ended December 31, 1999 pursuant to the 1996 Non-Employee Directors' Plan, amended and restated as of October 28, 1997.

                            MANAGEMENT COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the four highest paid executive officers whose total salary and bonus exceeded $100,000 in 1999 (the "Named Executive Officers").

                                                                                    Long Term Compensation
                                                                            --------------------------------------
                                                                                      Awards              Payouts
                                                                            ---------------------------  ---------
                                              Annual Compensation                           Securities
                                      ------------------------------------   Restricted     Underlying
    Name and Principal       Fiscal                          Other Annual       Stock        Options/       LTIP      All Other
         Position             Year       Salary     Bonus    Compensation      Awards      SARs (1)(2)    Payouts    Compensation
--------------------------  --------  -----------  -------  --------------  ------------  -------------  ---------  -------------
Daniel P. McCartney,          1999     $531,726       0         $13,311           0          55,000           0            0
 Chairman of the              1998      474,830       0          63,311           0          25,000           0            0
 Board and Chief              1997      444,372       0          25,355           0          37,500           0            0
 Executive Officer

Thomas A. Cook,               1999     $531,726       0         $ 1,791           0          85,000           0            0
 President, Chief             1998      474,830       0          68,539           0          25,000           0            0
 Operating Officer            1997      444,372       0          83,289           0          37,500           0            0
 and Director

Brian M. Waters               1999     $175,750       0         $31,875           0          10,000           0            0
 Vice President --            1998      172,431       0          49,387           0          10,000           0            0
 Operations                   1997      152,092       0          26,825           0          15,000           0            0

James L. DiStefano            1999     $124,377       0         $     0           0           6,250           0            0
 Chief Financial Officer      1998      118,747       0           6,435           0           4,000           0            0
 and Treasurer                1997      106,995       0               0           0           4,500           0            0

Joseph F. McCartney           1999     $108,471       0         $ 8,700           0          20,000           0            0
 Divisional Vice              1998      119,431       0          96,185           0           8,000           0            0
 President and Director       1997       94,666       0          90,850           0          12,000           0            0

------------
(1) Options to acquire shares of Common Stock. The Company has not awarded any SAR's (Stock Appreciation Rights) as it is not currently authorized to do so under the 1995 Employee Plan.

(2) Stock option amounts are adjusted to reflect the 3-for-2 stock split paid in the form of a 50% stock dividend on August 27, 1998.

Option Grants During 1999 Fiscal Year

     The following table provides information related to options to purchase Common Stock granted to the Named Executive Officers during fiscal 1999.

                                                                                                            Potential
                                                                                                        Realizable Value
                                                                                                           at Assumed
                                                                                                         Annual Rates of
                                                                                                           Stock Price
                                                                                                        Appreciation for
                                    Individual Grants                                                    Option Term (1)
                                --------------------------                                          -------------------------
                                              % of Total
                                                Options
                                 Options      Granted to         Exercise
                                 Granted     Employees in          Price
             Name                (#) (2)      Fiscal Year       ($/Sh) (2)       Expiration Date         5%           10%
-----------------------------   ---------   --------------   ----------------   -----------------   -----------   -----------
Daniel P. McCartney .........    55,000          15.70%         $  7.4250(3)     Dec. 16, 2009       $341,935      $786,368
Thomas A. Cook ..............    85,000          24.26%            6.7500(4)     Dec. 16, 2009        360,828       914,410
Brian M. Waters .............    10,000           2.85%            6.7500(4)     Dec. 16, 2009         42,450       107,578
James L. DiStefano ..........     6,250           1.78%            6.7500(4)     Dec. 16, 2009         26,531        67,236
Joseph F. McCartney .........    20,000           5.71%            6.7500(4)     Dec. 16, 2009         84,901       215,155

------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the Company's results of operations and financial condition. There can be no assurance that the values reflected in this table will be achieved.
(2) The option exercise price may be paid in shares of Common Stock owned by the executive, in cash, or a combination of any of the foregoing, as determined by the Stock Option Committee.
(3) The exercise price was 110% of the fair market value of the Common Stock on the date of grant.
(4) The exercise price was the market value (i.e., closing market price) of the Common Stock on the date of grant.

Aggregated Option Exercises During 1999 Fiscal Year and Fiscal Year End Option Values

     The following table provides information related to aggregated stock options exercised by the Named Executive Officers during the 1999 fiscal year and the number and value of options held at fiscal year end. (The Company does not have any outstanding stock appreciation rights.)

                                                               Number of Securities              Value of Unexercised
                                  Shares                      Underlying Unexercised             In-the-Money Options
                                 Acquired       Value          Options at FY-End (#)              at FY-End ($) (1)
                                 on Exer-     Realized    -------------------------------   ------------------------------
             Name                cise (#)      ($) (3)    Exercisable     Unexercisable     Exercisable     Unexercisable
-----------------------------   ----------   ----------
Daniel P. McCartney .........          0      $     0        182,500          55,000           $47,325          $     0
Thomas A. Cook ..............          0            0        230,500          85,000            75,000           21,250
Brian M. Waters(2) ..........     15,000       23,175         61,000          10,000            30,000            2,500
Joseph F. McCartney .........          0            0         71,000          20,000            46,500            5,000
James L. DiStefano ..........          0            0         14,500           6,250             6,000            1,563

------------
(1) The closing price of the Common Stock as reported by the Nasdaq National Market System on December 31, 1999 was $7.00. Value is calculated on the basis of the difference between the option exercise price and $7.00 multiplied by the number of shares of Common Stock underlying the option.
(2) The options exercised by Mr. Waters were held by him for five years.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the total cumulative return (assuming dividends are reinvested) on the Common Stock during the five fiscal years ended December 31, 1999 with the cumulative total return on the S&P 500 Index and the S&P Healthcare Industry -- Miscellaneous Services Group Index.

                           TOTAL SHAREHOLDER RETURNS

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  0--------------------------------------------------------------------
Dec94      Dec95       Dec96          Dec97          Dec98         Dec99

                                  Years Ending

-o- HEALTHCARE SERVICES GROUP -[ ]- S&P 500 index -x- HEALTH CARE (SPEC SVC)-500

Report of the Board of Directors on Executive Compensation

     The compensation of the Chief Executive Officer of the Company is determined by the Board of Directors. The Board's determinations regarding such compensation are based on a number of factors including, in order of importance:

     o Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

     o Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

     o Consideration of the individual's overall contribution to the Company.


     Compensation for Company executive officers (referred to in the summary compensation table) other than the Chief Executive Officer is determined based upon the recommendation of the Chief Executive Officer, taking into account the same factors considered by the Board in determining the Chief Executive Officer's compensation as described above. Except as set forth below, the Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Internal Revenue Code"), since the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee. Under the 1995 Employee Plan, as amended, no recipient of options may be granted options to purchase more than 125,000 shares of Common Stock. Therefore, compensation received as a result of options granted under the 1995 Employee Plan qualify as "performance-based" for purposes of Section 162(m) of the Internal Revenue Code.

     The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.

     Mr. Daniel P. McCartney and Mr. Cook each received annual base salaries of $100,000 and an additional 3% of the income from operations before income taxes of the Company attributable to the fiscal year immediately preceding the year for which his annual salary is calculated. Their compensation will be similarly determined with respect to the calendar year ending December 31, 2000 with a base salary of $227,000.
                             The Board of Directors

                             Daniel P. McCartney (Chairman)
                             W. Thacher Longstreth
                             Barton D. Weisman
                             Joseph F. McCartney
                             Robert L. Frome
                             Thomas A. Cook
                             Robert J. Moss
                             John M. Briggs

     Messrs. Daniel P. McCartney, Thomas A. Cook and Joseph F. McCartney did not serve as directors, executive officers or members of the Compensation Committee of any other entity during the fiscal year ended December 31, 1999 and currently do not serve in such capacities.

Interlocks and Insider Participation and Other Matters

     Mr. Barton D. Weisman, a director of the Company, has an ownership interest in ten nursing homes that have entered into service agreements with the Company. During the year ended December 31, 1999, these agreements resulted in gross revenues of approximately $3,032,000 to the Company.

     Management believes that the terms of each of the transactions with the nursing homes described herein are comparable to those available to unaffiliated third parties.

     Mr. Robert L. Frome, a director of the Company, is a member of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's or the Company's revenues.

                                  PROPOSAL 2

                      AMENDMENT TO THE 1995 EMPLOYEE PLAN

Proposed Amendment

     On July 20, 1999, the Board of Directors adopted, and proposed that the shareholders approve an amendment to the 1995 Employee Plan which would increase the number of shares reserved for issuance under the 1995 Employee Plan from a maximum of 500,000 to 1,000,000.

     Pursuant to the 1995 Employee Plan, both incentive and non-qualified options may be granted to key employees of the Company or any subsidiary in which the Company owns more than 50% of the total combined voting power of all classes of stock. As of the Record Date, options to purchase 639,335 shares of Common Stock, were outstanding under the 1995 Employee Plan, options to purchase 103,788 shares of Common Stock had been exercised and options to purchase 6,877 shares of Common Stock remain available for grant under the 1995 Employee Plan.

     The Board of Directors believes that the proposed increase in the number of shares available for issuance under the 1995 Employee Plan is necessary to continue the effectiveness of the 1995 Employee Plan in attracting, motivating and retaining employees with appropriate experience and ability and to increase the grantees' alignment of interest with the Company's shareholders.

     If the amendment to the 1995 Employee Plan is approved, the first sentence of Section 4 of the 1995 Employee Plan will read as follows:

        "Subject to adjustment as provided in Section 7 hereof, a total of one million (1,000,000) shares of common stock, $.01 par value ("Stock"), of the Company shall be subject to the Plan."

     The 1995 Employee Plan will terminate on March 5, 2005, but may be terminated by the Board of Directors at anytime before that date.

Options Granted to Executive Officers in Fiscal Year 1999

     Grants under the 1995 Employee Plan are generally made at the discretion of the Stock Option Committee (as defined herein). The following table sets forth the total number of options granted under the 1995 Employee Plan during the fiscal year ended December 31, 1999 and the dollar value of such options as of the Record Date based on the closing trading price of the Common Stock on such date.

                               CURRENT BENEFITS
                              1995 EMPLOYEE PLAN

                                                 Number of Options
                                                 Granted in Fiscal
Name and Position                                  1999 and 2000       Dollar Value($)
-----------------                               -------------------   ----------------
Daniel P. McCartney                                    55,000               $   0
Thomas A. Cook                                         85,000                   0
Brian W. Waters                                        10,000                   0
Joseph F. McCartney                                    20,000                   0
James L. DiStefano                                      6,250                   0
Executive Officers as a Group                         184,750                   0
Non-Executive Officers Directors as a Group                 0                   0
Non-Executive Officers as a Group                      38,000                   0

Administration

     The 1995 Employee Plan is administered by a Stock Option Committee, consisting of not less than two members of the Board of Directors of the Company who are "disinterested persons" within the meaning of Rule

16b-3 and who are "outside directors" within the meaning of Section 162(C) of the Internal Revenue Service Code of 1986, as amended (the "Internal Revenue Code"). The members of the Stock Option Committee are appointed by the Board of Directors and serve at the pleasure of the Board of Directors. Currently, the members of the Stock Option Committee are John M. Briggs and W. Thacher Longstreth. The Stock Option Committee selects the key employees who will be granted options under the 1995 Employee Plan and, subject to the provisions of the 1995 Employee Plan, determines the terms and conditions and number of shares subject to each option. The Stock Option Committee also makes any other determination necessary or advisable for the administration of the 1995 Employee Plan. Determinations by the Stock Option Committee are final and conclusive. Grants of options and other decisions of the Stock Option Committee are not required to be made on a uniform basis.

Description of Options

     Upon the grant of an option to a key employee, the Stock Option Committee will fix the number of shares of Common Stock that the optionee may purchase upon exercise of the option and the price at which the shares of Common Stock may be purchased. The option price for stock options shall not be less than 100% of the "fair market value" of the shares of Common Stock at the time the option is granted; provided, however, that with respect to an incentive stock option in the case of an optionee, who, at the time such option is granted, owns more than 10% of the voting stock of the Company or its subsidiaries, the purchase price per shall be at least 110% of the fair market value. "Fair market value" is deemed to be the closing sales price of Common Stock on such date on the Nasdaq National Market System or, if the Common Stock is not listed on the Nasdaq National Market System, on the principal market in which the Common Stock is traded.

Registration of Shares

     The Company has filed a registration statement under the Securities Act, with respect to 500,000 shares of Common Stock issuable pursuant to the 1995 Employee Plan. The Company intends to file an additional registration statement under the Securities Act with respect to the additional 500,000 shares of Common Stock issuable pursuant to the amendment subsequent to the amendment's approval by the Company's shareholders.

Vote Required

     The approval of the amendment to the 1995 Employee Plan requires the affirmative vote of a majority of the votes cast by all shareholders voting on the proposal and entitled to vote thereon. An abstention or withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

     The Board of Directors unanimously recommends that you vote "FOR" approval of the amendment to the 1995 Employee Plan.

                                  PROPOSAL 3

                 APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN

     On July 20, 1999, the Board of Directors adopted, and proposed that the shareholders approve the Purchase Plan. The following description of the Purchase Plan is a summary and does not purport to be fully descriptive.

Purpose of the Proposal

     The purpose of the Purchase Plan is to provide employees of the Company with an opportunity to purchase shares of the Company's Common Stock at a discount through payroll deductions. The Purchase Plan does not create in any employee or class of employees any right with respect to continuation of employment by the Company, and shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

     The Board of Directors believes that this proposal will increase shareholder value by further aligning the interests of key individuals with the interest of shareholders by providing them with an opportunity to benefit from stock price appreciation that may accompany improved financial performance.

Administration

     The Purchase Plan is administered by a committee of the Board of Directors consisting of not less than three (3) members of the Board of Directors not eligible to participate in the Purchase Plan (the "Purchase Plan Committee").

Eligibility

     Any person who has completed two (2) years continuous employment with the Company, is customarily employed on a full-time or part-time basis by the Company and is regularly employed at least 20 hours per week (or any of its subsidiaries) is eligible to participate in the Purchase Plan (unless or until such time as he would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of its subsidiaries (including stock issuable upon exercise of options held by him) or he would have the right to purchase more than $25,000 worth of stock (determined at the time such option to purchase is granted) pursuant to the Purchase Plan for each calendar year in which the option to purchase is outstanding). As of April 1, 2000, approximately 6,400 employees were eligible to purchase Common Stock under the Purchase Plan,

Offering Dates

     The Purchase Plan is implemented by four annual offerings (for the years 2000 through 2003). Offering periods for the next four years commence on January 1 and end on December 31 of each fiscal year. The Purchase Plan will terminate on December 31, 2003, unless terminated sooner in accordance with the provisions thereof.

Participation in the Purchase Plan

     Eligible employees become participants in the Purchase Plan by delivering to the Company's Human Resources Department an Employee Stock Purchase Plan Enrollment Form (the "Enrollment Form") authorizing payroll deductions on or prior to the beginning of the offering period or such other date as may be specified by the Purchase Plan Committee. Such payroll deductions continue during the offering period unless the employee withdraws from participation in the Purchase Plan. See "Withdrawal."

Purchase Price and Number of Shares

     The Company has reserved 800,000 shares of Common Stock for issuance under the Purchase Plan. The purchase price per share at which Shares will be sold in an offering under the Purchase Plan (the "Per Share Price") is the lower of (i) 85% of the fair market value of a share of Common Stock on the offering commencement date (or the nearest prior business date) or (ii) 85% of the fair market value of a share of Common Stock on the offering termination date (or the nearest prior business date). The fair market value of a share of Common Stock on a given date is the closing sale price of the Company's Common Stock in the principal U.S. securities market for the Common Stock, currently the Nasdaq National Market. On the commencement date of each offering, a Participant shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock equal to the aggregate amount contributed to the Purchase Plan divided by the Per Share Price.

Payment of Purchase Price

     Funds for the total purchase price of the Shares are accumulated by payroll deductions over the offering period. Participants are permitted to withdraw their contributions at any time during an offering period and in such event no further deductions will be made from his or her pay during the offering period.

Withdrawal

     An employee's participation in the Purchase Plan may be terminated by signing and delivering to the Company's Human Resources Department a notice of withdrawal from the Purchase Plan. Any withdrawal from a given offering period automatically terminates the employee's interest in that offering. A participant withdrawing from an offering may resume participation in the Purchase Plan by executing an Enrollment Form for subsequent annual offerings.

Termination of Employment

     Termination of a participant's employment will generally cancel the participant's participation in the Purchase Plan immediately.

Capital Changes

     In the event of certain changes in the capitalization of the Company (such as a stock split) appropriate adjustments will be made by the Company in the number and price of shares of Common Stock subject to purchase. No adjustment shall be made for stock dividends. Any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split; distribution of shares aggregating less than 20% shall be deemed a stock dividend.

Effect of Liquidation, Dissolution, Sale of Assets or Merger

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Purchase Plan will thereafter be entitled to receive at the next offering termination date, upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of Common Stock was entitled to receive upon, and at the time of, such transaction.

Transferability

     No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned or transferred for any reason, other than by will or the laws of descent and distribution. Any such attempt shall be without effect except that the Company may treat the attempt as an election to withdraw from participation in the Purchase Plan.

Amendment and Termination of Plan

     The Board of Directors shall have complete power and authority to terminate or amend the Purchase Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Company
(i) increase the maximum number of shares which may be issued under any offering; (ii) amend the requirements as to the class of employees eligible to purchase stock under the Purchase Plan or (iii) permit the members of the Purchase Plan Committee to purchase stock under the Purchase Plan. No termination, modification, or amendment of the Purchase Plan may, without the consent of an employee then having an option under the Purchase Plan to purchase stock, adversely affect the rights of such employee under such option.

New Plan Benefits

     Because participation in the Purchase Plan is entirely within the discretion of the eligible employees of the Company, the Company cannot forecast the extent of future participation. Therefore the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Purchase Plan to executive officers. As of the Record Date, no acquisitions of Common Stock have been made by executive officers pursuant to the Purchase Plan.

Tax Information

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares of Common Stock if the requirements imposed by Section 423 are met.

     If the shares of Common Stock are sold or disposed of (within the meaning of Section 424 of the Internal Revenue Code) at least two years after the date of the beginning of the offering period (herein referred to as the "Date of Option Grant") and at least one year after the date of the end of the offering period (herein referred to as the "Exercise Date"), or in the event of the death of the holder, the consequences to the participants are as follows: the participants will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares of Common Stock at the time of such disposition (or death) over the amount paid for the shares subject to the option or (b) the excess of the fair market value of the shares of Common Stock at the time the option was granted over an amount equal to the option price as computed as of the date of option grant. Any further gain upon such disposition will be treated as long-term capital gain. If the shares of Common Stock are sold and the sales price is less than the price paid for the shares of Common Stock, there is no ordinary income and the participant has a capital loss for the difference. The Company is not entitled to a compensation deduction when the aforementioned holding periods have been satisfied.

     If the shares of Common Stock are sold or disposed of before the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), the excess of the fair market value of the shares of Common Stock on the Exercise Date over the amount paid for the shares of Common Stock will be treated as ordinary compensation income, even if, for example, no gain is realized on the sale. The balance of any gain will be treated as capital gain. Even if the shares of Common Stock are sold for less than their fair market value on the Exercise Date, the same amount of ordinary compensation income will be attributed to a participant and a capital loss will be recognized equal to the difference between the sales price and the value of the shares on such Exercise Date. In the case of a disqualifying disposition, the Company is entitled to a compensation deduction in the amount of the compensation income recognized by the participant.

     The foregoing discussion is only a general summary of the federal income tax consequences of a purchase of Common Stock under the Purchase Plan and the subsequent disposition of shares received pursuant to such purchases.

Registration of Shares

     The Company has filed a registration statement under the Securities Act with respect to 800,000 shares of Common Stock issuable pursuant to the Purchase Plan.

Vote Required

     The Board of Directors seeks shareholder approval because such approval is required under the Internal Revenue Code as a condition to favorable tax treatment for participants under the Purchase Plan. The approval of the Purchase Plan requires the affirmative vote of a majority of the votes cast by all shareholders voting on the proposal and entitled to vote thereon. An abstention or withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

     The Board of Directors unanimously recommends that you vote "FOR" approval of the Purchase Plan.

                                  PROPOSAL 4

                  APPROVAL OF 1999 DEFERRED COMPENSATION PLAN

     On July 20, 1999, the Board of Directors adopted, and proposed that the shareholders approve the 1999 Deferred Compensation Plan. The Deferred Compensation Plan became effective on January 1, 2000 (the "Effective Date"). The following description of the Deferred Compensation Plan is a summary and does not purport to be fully descriptive.

Purpose of the Proposal

     The purpose of the Deferred Compensation Plan is to secure and retain the services of a select group of management or highly compensated employees and to provide additional retirement benefits to certain key employees who have devoted extraordinary energies to the Company.

General

     The Deferred Compensation Plan is an unfunded, unsecured plan for which the obligations are paid to plan participants (individually a "Participant" and collectively the "Participants") out of the Company's general assets, which are subject to claims of the Company's creditors. An unfunded plan is merely an unsecured promise by the Company to pay deferred compensation at a later date. A Participant may rely only on the credit of the Company and has no right to the Company's assets other than as a general unsecured creditor. The Company intends to establish a trust (the "Trust") as a source of funds to assist it in meeting its obligations under the Deferred Compensation Plan. The Company will also be required to issue approximately 75,000 shares of Common Stock to Participants in the Deferred Compensation Plan.

Eligibility

     Certain key employees of the Company are eligible to participate in the Deferred Compensation Plan if they are (i) selected for participation in the Deferred Compensation Plan by the Deferred Compensation Plan Administrator (as hereinafter defined) and (ii) employed in any of the following executive or management capacities:

     o Corporate executive and management personnel (including the five highest paid executive officers);

     o Divisional and Regional Managers; and

     o District Managers

Deferrals of Compensation

     Each year, every Participant in the Deferred Compensation Plan may irrevocably elect to defer the receipt of up to 15% of his or her compensation for any calendar year during the term of his or her employment with the Company. The Company shall contribute and allocate to each Participant's account, as of the last day of each calendar year, the number of full shares of Common Stock, obtained by dividing an amount equal to twenty-five (25%) percent of the amount of compensation deferred by the Participant for such calendar year, as embodied in the Salary Deferral Election form completed by the Participant prior to the beginning of such calendar year, by the Market Price (as hereinafter defined) of the shares of Common Stock on the last date of the calendar year. Market Price is defined in the Deferred Compensation Plan as the closing price of the shares of Common Stock on the last day of the calendar year or if there was no trading of the Company's Common Stock on such date, the closing price on the nearest prior business date on which trading occurred on a recognized securities exchange. To be eligible to receive an allocation of Common Stock, a Participant must be employed by the Company on the last date of the calendar year for which the allocation is to be made. Key employees eligible to participate in the Deferred Compensation Plan on the Effective Date become fully vested in the stock allocated to their respective accounts if employed by the Company on December 31, 2002. Other vesting rules apply to persons who become eligible to participate after the Effective Date, as described below.

Deferred Compensation Plan Administration

     The Company's Board of Directors shall appoint a committee of three (3) or more individuals to administer the Deferred Compensation Plan (the "Deferred Compensation Plan Administrator"), subject to the supervision and review of the Board. Committee members may be participants and may be members of the Board. PNC Bank, N.A. (the "Trustee") has been appointed the Trustee of the Deferred Compensation Plan. The Trust will (i) receive contributions from the Company and (ii) retain such contributions (and the proceeds thereon from investments, including the proceeds of any life insurance policies owned by the trust, if any). The Deferred Compensation Plan Administrator shall provide written reports to the Board, no less frequently than annually, concerning the operations of the Deferred Compensation Plan and the Trust.

Company Matching

     The Company shall contribute to the Trust all amounts deferred and contributed under the Deferred Compensation Plan within ten (10) business days of the date such amounts would otherwise have been paid to the Participant pursuant to the Company's standard payroll practices. All amounts contributed to the Trust and the earnings thereon shall be held by the Trustee and invested in accordance with the terms of the Trust Agreement between the Company and the Trustee.

     Common Stock allocated to each Participant's account shall become fully vested and be a nonforfeitable interest only if (a) the Participant was employed and elected to participate in the Deferred Compensation Plan as of its Effective Date and is still employed by the Company on December 31, 2002, or
(b) the Participant became eligible and elected to participate in the Deferred Compensation Plan after its Effective Date and is still employed by the Company on the last day of the calendar year which commenced on or after the third anniversary of the later of (i) the date on which such individual became a eligible to participate in the Deferred Compensation Plan, or (ii) the first day of the calendar year in which Participant elected to contribute to the Deferred Compensation Plan. In the event a Participant's employment is terminated for any reason other than death, disability or retirement prior to the Common Stock becoming fully vested, all Common Stock previously allocated to such Participant's account shall be forfeited and held by the Trustee to be available for allocation in subsequent years. Special provisions apply in the event of a "Change in Control" of the Company.

Change in Control

     Upon the occurrence of a Change in Control, as defined in the Deferred Compensation Plan, the Deferred Compensation Plan shall automatically terminate and the accounts of all Participants shall be paid in a single lump sum as soon as practicable.

Amendment and Termination

     The Company reserves the right to amend or terminate the Deferred Compensation Plan for any reason at any time, provided, that no amendment or termination may adversely affect benefits accrued under the Deferred Compensation Plan prior to the effective date of such amendment or termination.

New Plan Benefits

     Because participation in the Deferred Compensation Plan is entirely within the discretion of the eligible employees of the Company, the Company cannot forecast the extent of future participation. Therefore the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Deferred Compensation Plan to executive officers. As of the Record Date, no acquisitions of Common Stock have been made by executive officers pursuant to the Deferred Compensation Plan.

Income Tax Consequences

     The Deferred Compensation Plan is not qualified under Sections 401(a) and 403(a) of the Internal Revenue Code. Compensation that is deferred pursuant to the Deferred Compensation Plan will not be subject to Federal income taxation until distributions are made. When distributions are made, however, they will be subject to Federal income taxes, at ordinary tax rates, effective for the year(s) in which received and will be subject to Federal income tax withholding. The Company generally receives a compensation deduction for such amounts, although there may be circumstances when such a deduction may not be available. No distribution is eligible for a tax deferred "roll over" to an I.R.A. or for transfer to any other Company or another employer's qualified retirement plan.

     No Social Security or Medicare Tax will be withheld on distributions of deferred compensation inasmuch as such taxes were withheld at the time of deferral or vesting, as the case may be. State and local income taxes (and withholding) may also be due with respect to distributions from the Deferred Compensation Plan.

Registration of Shares

     The Company has filed a registration statement under the Securities Act with respect to 200,000 shares of Common Stock issuable pursuant to the Deferred Compensation Plan.

Vote Required

     The Deferred Compensation Plan is being submitted to the Company's shareholders for approval to comply with Nasdaq Stock Market requirements for the listing of the shares of Common Stock that may be issued under the Deferred Compensation Plan. The approval of the Deferred Compensation Plan requires the affirmative vote of a majority of the votes cast by all shareholders voting on the proposal and entitled to vote thereon. An abstention or withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

     The Board of Directors unanimously recommends that you vote "FOR" approval of the Deferred Compensation Plan.

                                  PROPOSAL 5

                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                ARTICLES OF INCORPORATION INCREASING THE NUMBER
           OF AUTHORIZED SHARES OF COMMON STOCK BY 15,000,000 SHARES

     Under the Company's Articles of Incorporation, as amended, the Company is authorized to issue up to 15,000,000 shares of Common Stock. On March 31, 2000, the Board of Directors approved and authorized an Amendment to the Company's Articles of Incorporation that increases this maximum number of authorized shares of Common Stock by 15,000,000 shares to a total of 30,000,000 shares, subject to approval by the shareholders of the Company. If the shareholders do not approve the Amendment, then the number of authorized shares of the Company's Common Stock will remain at 15,000,000.

     The purpose of the proposed Amendment is to provide sufficient shares for future acquisitions, benefit plans, recapitalizations and other corporate purposes. Except as set forth in this Proxy Statement (i.e., see Proposals 2, 3 and 4), no such use currently is planned. Once authorized, the additional shares of Common Stock may be issued by the Board of Directors without further action by the shareholders, unless such action is required by law or applicable stock exchange requirements. Accordingly, this solicitation may be the only opportunity for the shareholders to take action in connection with such acquisitions, benefit plans, recapitalizations and other corporate actions. As of the Record Date, 10,991,557 shares of Common Stock were issued and outstanding, and approximately 3,045,916 shares were reserved for issuance under the Company's stock option plans or other employee benefit plans (including the shares of common stock which may be issued if Proposals 2, 3 and 4 are approved) or, pursuant to shares issuable upon the exercise of certain non-qualified options. Accordingly, assuming the approval of Proposals 2, 3 and 4, (and the continued reservation of shares thereunder) of the 15,000,000 shares of Common Stock currently authorized, only 962,527 shares will remain unissued and unreserved.

     The resolution to be considered by the shareholders at the meeting reads as follows;

   "RESOLVED, that Article 4 of the Articles of Incorporation of Healthcare Services Group, Inc., as amended, shall be amended and restated to read in full as follows:

   4. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 30,000,000 shares of common stock with a par value of $.01 per share.

   FURTHER RESOLVED, that the proper officers of Healthcare Services Group, Inc. are hereby authorized and directed, after shareholder approval of the proposed amendment, to execute, under its corporate seal, Articles of Amendment to the Articles of Incorporation, as amended, and to file such Articles of Amendment with the Pennsylvania Department of State.

   FURTHER RESOLVED, that the Board of Directors of Healthcare Services Group, Inc. may, notwithstanding approval by the shareholders of Healthcare Services Group, Inc., at any time prior to the filing of the Articles of Amendment with the Pennsylvania Department of State, terminate the proposed amendment and all transactions contemplated by or incident thereto."

Vote Required

     Shareholder approval of this proposal is required under Pennsylvania law. Unless authority has been withheld the proxy agents intend to vote FOR approval of the amendment. Approval of the amendment to the Company's Articles of Incorporation, as amended, increasing the number of authorized shares of Common Stock by 15,000,000 shares, requires the affirmative vote of the holders of a majority of the votes cast by all shareholders present and voting. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

     The Board of Directors unanimously recommends that you vote "FOR" approval of the amendment to the Company's Articles of Incorporation, as amended.

                                PROPOSAL NO. 6

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board of Directors as the independent public accountants of the Company for the year ended December 31, 2000. Said firm has no other relationship to the Company. The Board of Directors recommends the ratification of the selection of the firm of Grant Thornton LLP to serve as the independent public accountants of the Company for the year ending December 31, 2000. A representative of Grant Thornton LLP, which has served as the Company's independent public accountants since December 1992, will be present at the forthcoming shareholders' meeting with the opportunity to make a statement if he so desires and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent public accountants.

                                 OTHER MATTERS

     So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting, or any adjournment thereof, in accordance with the discretion of the persons named therein.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     To the extent permitted by law, any shareholder proposal intended for presentation at next year's annual shareholders' meeting must be received in proper form at the Company's principal office no later than December 30, 2000.

     If the Company is not notified of a shareholder proposal by December 30, 2000, such proposal will not be included in the proxy statement for the next year's annual shareholders' meeting and the Company will be permitted to use its discretionary authority in respect thereof in accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended.

                                 ANNUAL REPORT

     The 1999 Annual Report to Shareholders, including financial statements, is being mailed herewith. If you do not receive your copy please advise the Company and another will be sent to you.


                                          By Order of the Board of Directors,


                                                 DANIEL P. MCCARTNEY
                                                    Chairman and
                                              Chief Executive Officer


Dated: Bensalem, Pennsylvania
     April 17, 2000

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the record date upon written request addressed to: Secretary, Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020.

                         HEALTHCARE SERVICES GROUP, INC.
                                                                           PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Annual Meeting of Shareholders to be held at The Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, PA, 19047 on May 30, 2000 at 10:00 A.M.

     The undersigned, revoking all previous proxies, hereby appoints Daniel P. McCartney and Thomas A. Cook, or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of HEALTHCARE SERVICES GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders of said Corporation to be held at the time and place set forth above, and at any adjournment thereof, in the transaction of such business as may properly come before the meeting or any adjournment thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated below.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF NO DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, the approval of the amendment to the company's 1995 employee stock option plan, the approval of each of the company's 1999 employee stock purchase plan and 1999 deferred compensation plan and the approval of the amendment to the company's articles of incorporation AND THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS, ALL AS RECOMMENDED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY ON ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

                         (To be Signed on Reverse Side)

A [X] Please mark your
      votes as in this
      example using
      dark ink only.




                    FOR     WITHHELD

1. TO ELECT EIGHT   [ ]       [ ]   Nominees: Daniel P. McCartney; W.
   DIRECTORS;                                 Thacher Longstreth; Barton
                                              D. Weisman; Joseph F.
  FOR all nominees listed on the              McCartney; Robert L.
  right (except as marked to the              Frome; Thomas A. Cook;
  contrary below)                             Robert J. Moss; and John M.
                                              Briggs; and in accordance
                                              with proxy Statement
                                    (Instruction: To withhold authority to vote for any individual nominee, print that nominee's name on the space provided at left.)

_____________________________________

                                                          FOR   AGAINST  ABSTAIN
     (2) TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995    [ ]     [ ]      [ ]
         EMPLOYEE STOCK OPTION PLAN TO INCREASE THE
         NUMBER OF SHARES RESERVED FOR ISSUANCE FROM A
         MAXIMUM OF 500,000 TO 1,000,000; AND

     (3) TO APPROVE AND ADOPT THE COMPANY'S 1999          [ ]     [ ]      [ ]
         EMPLOYEE STOCK PURCHASE PLAN; AND

     (4) TO APPROVE AND ADOPT THE COMPANY'S 1999 DEFERRED [ ]     [ ]      [ ]
         COMPENSATION PLAN; AND

     (5) TO APPROVE AN AMENDMENT TO THE COMPANY'S         [ ]     [ ]      [ ]
         ARTICLES OF INCORPORATION INCREASING THE NUMBER
         OF AUTHORIZED SHARES OF COMMON STOCK BY
         15,000,000 SHARES TO 30,000,000 SHARES; AND

     (6) TO APPROVE AND RATIFY THE SELECTION OF GRANT     [ ]     [ ]      [ ]
         THORNTON LLP AS THE INDEPENDENT PUBLIC
         ACCOUNTANTS OF THE COMPANY FOR ITS CURRENT FISCAL
         YEAR ENDING DECEMBER 31, 2000; AND

     (7) TO CONSIDER AND ACT UPON SUCH OTHER BUSINESS AS  [ ]     [ ]      [ ]
         MAY PROPERLY COME BEFORE THE MEETING.








        _______________________________________Date     _____________ 2000
                     Signature




        _______________________________________Date     _____________ 2000
              Signature if held jointly




Please sign exactly as name appears on tne certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).